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Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINTERA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	74-2947183
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

9605 SCRANTON ROAD, SUITE 240
SAN DIEGO, CALIFORNIA 92121
858-795-3000
(Address of principal executive offices)

KINTERA, INC. 2000 STOCK OPTION PLAN, 2003 EQUITY INCENTIVE
PLAN AND 2003 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

HARRY E. GRUBER, M.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
KINTERA, INC.
9605 SCRANTON ROAD, SUITE 240
SAN DIEGO, CALIFORNIA 92121
858-795-3000
(Name and address of agent for service)

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered[1]	Amount to be Registered[2]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

2003 Equity Incentive[3]
Common Stock Par Value $.001	1,079,296	$11.63[4]	$12,552,212.48	$1,590.37

2003 Employee Stock Purchase Plan
Common Stock Par Value $.001	1,000,000	$9.89[4]	$9,890,000.00	$1,253.06

2000 Stock Option Plan[5]
Common Stock Par Value $.001	2,645,419	$1.81[6]	$4,788,208.39	$606.67

TOTALS	4,724,715		$27,230,420.87	$3,450.09

1
The securities to be registered include options and other rights to acquire Common Stock.

2
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3
The total share reserve for the 2003 Equity Incentive Plan is 3,500,000 shares. This share reserve includes the number of shares remaining available for option grants and the number of options outstanding under the 2000 Stock Option Plan. However, the total number of shares available for grant under the 2003 Equity Incentive Plan will, at any time, be determined by subtracting from 3,500,000 shares that number of options outstanding under the 2000 Stock Option Plan.

4
Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee. As to the shares under the 2003 Equity Incentive Plan, the price is based upon the average of the high and low prices of the Common Stock on February 4, 2004, as reported on the NASDAQ National Market. The 2003 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on February 4, 2004, as reported on the NASDAQ National Market.

5
The total number of shares being registered reflects the number of outstanding options under the 2000 Stock Option Plan. If any such outstanding option is forfeited, cancelled or is otherwise terminated prior to exercise, the shares underlying such option shall become available for grant under the 2003 Equity Incentive Plan.

6
Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee based upon the weighted average price of the outstanding options as of February 4, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Item 3.    Incorporation of Documents by Reference

        Kintera, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

  (a)
  The Company's Registration Statement on Form S-1 (File No. 333-109169) as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its Common Stock.

  (b)
  The Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act 1934 (the "Exchange Act") on December 11, 2003, and any further amendment or report filed hereafter for the purpose of updating any such description.

  (c)
  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

        Item 4.    Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

        Item 5.    Interests of Named Experts and Counsel

        Inapplicable.

        Item 6.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in some cases, must be indemnified by the Company against, in the case of a on-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

        The Company's certificate of incorporation provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

        The Company's bylaws require it to indemnify its directors and officers to the fullest extent permitted by Delaware law.

        The Company has entered into indemnification agreements with all of its directors and executive officers that require it to indemnify its directors and officers to the fullest extent permitted by Delaware law and, in certain circumstances, to advance expenses to such persons in connection with legal proceedings

        The Company maintains directors' and officers' liability insurance, which will indemnify officers and directors of the Company in certain circumstances.

        Item 7.    Exemption From Registration Claimed

        Inapplicable.

        Item 8.    Exhibits

        See Exhibit Index.

        Item 9.    Undertakings

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 3, 2004.

KINTERA, INC.
By:	/s/ HARRY E. GRUBER Harry E. Gruber, M.D. President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of Kintera, Inc. whose signatures appear below, hereby constitute and appoint Harry E. Gruber and James A. Rotherham, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 3, 2004.

Signature	Title

/s/ HARRY E. GRUBER Harry E. Gruber, M.D.	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ JAMES A. ROTHERHAM James A. Rotherham, C.P.A.	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ DENNIS N. BERMAN Dennis N. Berman	Executive Vice President, Corporate Development and Vice Chairman of the Board of Directors
/s/ ALLEN B. GRUBER Allen B. Gruber, M.D.	Executive Vice President, Operations and Director
/s/ HECTOR GARCIA-MOLINA Hector Garcia-Molina, Ph.D.	Director

/s/ ALFRED R. BERKELEY III Alfred R. Berkeley III	Director
/s/ PHILIP HEASLEY Philip Heasley	Director
/s/ DEBORAH D. RIEMAN Deborah D. Rieman, Ph.D.	Director
/s/ ROBERT J. KORZENIEWSKI Robert J. Korzeniewski, C.P.A.	Director

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of the Company, as amended, filed with amendment number 2 to Registration Statement on Form S-1 (File No. 333-109169) dated November 4, 2003.
4.2	Bylaws of the Company, filed with the initial Registration Statement on Form S-1 (File No. 333-109169) dated September 26, 2003.
5	Opinion re: legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP, Independent Auditors
24	Power of Attorney (included in signature pages to this registration statement)
99.1	Form of 2003 Equity Incentive Plan, filed with amendment number 2 to Registration Statement on Form S-1 (File No. 333-109169) dated November 4, 2003.
99.2	Form of 2003 Employee Stock Purchase Plan, filed with amendment number 2 to Registration Statement on Form S-1 (File No. 333-109169) dated November 4, 2003.
99.3	Form of 2000 Stock Option Plan, filed with amendment number 3 to Registration Statement on Form S-1 (File No. 333-109169) dated November 28, 2003.

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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURE
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX